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                                                                    EXHIBIT 23.3


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Officer Long-Term Incentive Plan of McDermott International, Inc. of our report dated June 13, 1996 with respect to the combined financial statements of McDermott-ETPM West, Inc. and Heerema Offshore Construction Group Inc.-McDermott International, Inc. Joint Venture included in McDermott International, Inc.'s Annual Report on Form 10-K, as amended, for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

                                                           KPMG ACCOUNTANTS N.V.



The Hague, September 18, 1996





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